EXHIBIT 10.2

ADVISORY AGREEMENT

This Advisory Agreement (the “Agreement”) is made and entered into as of August 10, 2020 (the “Effective Date”), by and between Unico American Corporation, a Nevada corporation (the “Company”), and Cary L. Cheldin (“Advisor”).

RECITALS

Whereas, the Company desires to engage Advisor, and Advisor desires to accept the engagement by the Company, as an Advisor to the Company on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                  Advisory Services. As a result of Advisor’s role as a former Chief Executive Officer and member of the Board of Directors of the Company (the “Board”), Advisor has institutional and industry knowledge that may be valuable to the Company. Advisor has agreed to work with the Board of Directors of the Company, or such individual(s) as designated by the Board of Directors, to assist the Company in identifying a qualified chief executive officer and in transitioning the Company to a new management team and such other services as are reasonably requested by the Company and agreeable to Advisor (collectively, the “Services”). The manner and means by which Advisor chooses to perform the Services shall be in Advisor’s sole discretion and control; provided, however, that Advisor shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards. If it is necessary for Advisor to be on the premises of the Company, Advisor agrees to comply with the Company’s then-current access rules and procedures, including, without limitation, those procedures pertaining to safety, security and confidentiality.

2.                  Term; Compensation. The Term of this Agreement shall be for 12 months after the Effective Date. As full and complete consideration for Advisor’s performance of the Services, the Company shall pay to Advisor a cash fee in the amount of $10,000 per month, with the first such payment being made within three (3) business days of the Effective Date. All other payments shall be made on the tenth day of each month thereafter (provided that if such tenth day is a weekend or holiday, then such payment shall be made on the first business day after the tenth day of the month). The total amounts owed to Advisor under this Agreement for the full term shall be $120,000. Advisor shall be obligated to incur no more than 10 hours of time each month in providing the Services. None of the Services shall require Advisor to travel, other than to the headquarters of the Company in Calabasas, CA, when necessary.

3.                  Expenses. The Company shall reimburse Advisor for any reasonable out-of-pocket expenses, including, without limitation, reasonable travel expenses, to the extent Advisor agrees to any travel, incurred in connection with Advisor’s performance of the Services; provided, however, that Advisor must: (i) obtain the prior written approval of the Company for any such expenses that, individually or in the aggregate, exceed $100; and (ii) submit such written documentation of all such expenses as the Company may reasonably require. The Company will reimburse Advisor for expenses covered by this Section 3 within thirty (30) days of the Company’s receipt of proper written documentation of such expenses.

4.                  Independent Contractor Relationship. Advisor’s relationship with the Company shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture or employer-employee relationship. Advisor is not the agent of the Company and is not authorized to make any representation, warranty, agreement, contract or commitment on behalf of the Company. Advisor shall not be entitled to any of the benefits that the Company may, from time to time, make available to its employees, such as group insurance, profit-sharing or retirement benefits. Advisor shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Advisor’s performance of the Services and receipt of the Advisory Fees pursuant to this Agreement. The Company will regularly report amounts paid to Advisor by filing Form 1099-MISC with the Internal Revenue Service as required by law, but given that Advisor is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions or obtain worker’s compensation insurance on Advisor’s behalf. Advisor agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing his status as a self-employed individual, including, without limitation, obligations such as the payment of taxes, social security, disability and other contributions based on the Advisory Fees paid to Advisor. Advisor hereby agrees to indemnify, hold harmless and defend the Company from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

5.                  No Conflicting Obligation. Advisor represents that Advisor’s entering into this Agreement, performance of all of the terms of this Agreement and performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between Advisor and any third party, including, without limitation, an agreement or other arrangement between Advisor and any third party to keep in confidence any proprietary information of another entity acquired by Advisor in confidence or in trust prior to the date of this Agreement. Advisor agrees not to enter into any agreement that conflicts with this Agreement while this Agreement remains in effect.

6.                  Miscellaneous.

6.1              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to Advisor, as applicable, at the respective addresses set forth on the signature page to this Agreement or at such other address(es) as the Company or Advisor may designate by ten (10) days advance written notice to the other party hereto.

6.2              Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, as applied to contracts to be performed entirely within such state.

6.3              Successors and Assigns. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as the Company has specifically contracted for Advisor’s services, which services are unique and personal, Advisor may not assign or delegate Advisor’s obligations under this Agreement either in whole or in part to any party without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any person or entity which succeeds to all or substantially all of the Company’s business.

6.4              Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.5              Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

6.6              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

6.7              Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

6.8              Counterparts; Execution by Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) by the parties and may be used in lieu of the original Agreement for all purposes.

6.9              Attorneys’ Fees. The prevailing party in any litigation relating to this Agreement shall be entitled to recover his or its reasonable attorneys’ fees, costs and expenses.

In Witness Whereof, the parties hereto have executed this Advisory Agreement as of the Effective Date.

THE COMPANY:

Unico American Corporation

By: /s/ Ronald A. Closser

Name: Ronald A. Closser

Title: Interim President and Chief Executive Officer

 Address: _______

ADVISOR:

Cary L. Cheldin

By: /s/ Cary L. Cheldin

Address: _______